Exhibit 99.1

                          Dayton Superior Corporation
                        Summary Balance Sheet, Unaudited
                                 (in thousands)

                                                      As of:
                                         April 1, 2005  December 31, 2004
Summary Balance Sheet:
Cash                                                 $-            $4,504
Accounts Receivable, Net                         69,568            68,031
Inventories                                      65,471            59,389
Other Current Assets                             13,291            14,222
                                        ---------------   ---------------
Total Current Assets                            148,330           146,146

Rental Equipment, Net                            68,468            69,662
Property & Equipment, Net                        58,853            59,458
Goodwill & Other Assets                         117,370           118,872
                                        ---------------   ---------------
Total Assets                                   $393,021          $394,138
                                        ===============   ===============

Current Portion of Long-Term Debt                $2,490            $2,455
Accounts Payable                                 20,815            21,086
Other Current Liabilities                        25,295            27,322
                                        ---------------   ---------------
Total Current Liabilities                        48,600            50,863

Revolving Credit Facility                        73,975            58,800
Other Long-Term Debt                            316,813           316,389
Other Long-Term Liabilities                      23,896            23,616
Shareholders' Deficit                           (70,263)          (55,530)
                                        ---------------   ---------------
Total Liabilities &
  Shareholders' Deficit                        $393,021          $394,138
                                        ===============   ===============